Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE RAISES FULL-YEAR OUTLOOK AND REPORTS STRONG FIRST-QUARTER RESULTS
84% eCommerce revenue growth leads Q1 performance

ROCKFORD, Mich., May 12, 2021 – Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the first quarter ended April 3, 2021, and updated its full 2021 fiscal year revenue and earnings outlook.

“We believe 2021 will be a breakthrough year for the Company, and our first quarter performance was an excellent start,” said Blake W. Krueger, Wolverine Worldwide’s Chairman and Chief Executive Officer. “In the first quarter, Merrell revenue grew nearly 25%, and Saucony revenue was up nearly 60% compared to last year, powered by our accelerated digital strategy and big new product stories that are resonating with consumers. Our ongoing investment in digital fueled eCommerce growth of 84%, well ahead of our expectations. Our brands are well positioned in trending, performance-oriented product categories like running, hiking, and work; and their momentum remains strong. We anticipate growth to continue to accelerate moving forward.”

FIRST-QUARTER 2021 REVIEW
•Reported revenue was $510.7 million, up 16.3% versus the prior year. On a constant currency basis, revenue was up 14.3% versus the prior year. Owned eCommerce reported revenue grew 83.6% versus the prior year.
•Reported gross margin was 43.5%, compared to 41.4% in the prior year. Adjusted gross margin was 44.3%, compared to 41.4% in the prior year.
•Reported operating margin was 11.4%, compared to 3.8% in the prior year. Adjusted operating margin was 10.2%, compared to 6.9% in the prior year.
•Reported diluted earnings per share were $0.45, compared to $0.16 in the prior year. Adjusted diluted earnings per share were $0.40, and, on a constant currency basis, were $0.40, compared to $0.28 in the prior year.
•Inventory at the end of the quarter was down 20.8% versus the prior year.
•Cash flow from operating activities generated $26.3 million in the quarter, or $102.9 million more than in the prior year.
•Total debt at the end of the quarter was $720.4 million, or $505.7 million less than in the prior year, and total liquidity at the end of the quarter was $1.2 billion.

“The Company drove strong financial results for the first quarter, delivering meaningful revenue growth and gross margin expansion in the face of certain supply chain obstacles that have plagued the industry,” said Mike Stornant, Senior Vice President and Chief Financial Officer. “Demand for our brands is strong, as evidenced by our better-than-expected eCommerce growth and our robust wholesale order book. Core inventory levels continue to increase in Q2 to support the business trends, and we expect to be well positioned to chase upside opportunities later in the year, giving us confidence to raise our outlook for the year.”

FULL-YEAR 2021 OUTLOOK
For the full 2021 fiscal year, the Company now expects revenue in the range of $2,240 million to $2,300 million, growth of 25% to 28% versus the prior year, up $50 million from our outlook in February and exceeding 2019 revenue at the high end of the range. The Company remains focused on delivering its aspirational target of $500 million in owned eCommerce revenue, more than doubling 2019 levels. Reported diluted earnings per share are now expected to be in the range of $1.70 to $1.85, and adjusted diluted earnings per share are now expected to be in the range of $1.95 to $2.10.

This outlook assumes no meaningful deterioration of current market conditions related to the COVID-19 pandemic during the remainder of 2021.

NON-GAAP FINANCIAL MEASURES
Measures referred to in this release as “adjusted” financial results are non-GAAP measures that exclude environmental and other related costs net of recoveries, costs related to the COVID-19 pandemic including air freight costs, credit loss expenses, severance expenses and other related costs and reorganization expenses. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results. The Company believes providing each of these non-GAAP measures provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates performance.

The Company has provided a reconciliation of each of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors because they increase the comparability of current period results to prior period results by adjusting for certain items that may not be indicative of core operating results and enable better identification of trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. EST to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available on the Company’s website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The company’s portfolio includes Merrell®, Saucony®, Sperry®, Hush Puppies®,

Wolverine®, Keds®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com or visit us on Facebook, LinkedIn, and Instagram.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s expectations regarding: its outlook for fiscal year 2021 revenue, reported and adjusted earnings per share and owned eCommerce revenue; inventory position; future growth; and future upside opportunities. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended
	April 3, 2021	March 28, 2020
Revenue	$510.7	$439.3
Cost of goods sold	288.4	257.5
Gross profit	222.3	181.8
Gross margin	43.5%	41.4%

Selling, general and administrative expenses	174.4	156.1
Environmental and other related costs, net of recoveries	(10.2)	8.8
Operating expenses	164.2	164.9
Operating expenses as a % of revenue	32.2%	37.5%

Operating profit	58.1	16.9
Operating margin	11.4%	3.8%

Interest expense, net	9.6	7.8
Other expense (income), net	2.8	(0.6)
Total other expenses	12.4	7.2
Earnings before income taxes	45.7	9.7

Income tax expense (benefit)	7.3	(3.1)
Effective tax rate	16.0%	(32.3)%

Net earnings	38.4	12.8

Less: net loss attributable to noncontrolling interests	(0.1)	(0.2)
Net earnings attributable to Wolverine World Wide, Inc.	$38.5	$13.0
Diluted earnings per share	$0.45	$0.16

Supplemental information:
Net earnings used to calculate diluted earnings per share	$37.8	$12.8
Shares used to calculate diluted earnings per share	83.2	82.0

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	April 3, 2021	March 28, 2020
ASSETS
Cash and cash equivalents	$364.8	$472.6
Accounts receivables, net	323.6	323.4
Inventories, net	320.9	405.3
Other current assets	37.9	50.4
Total current assets	1,047.2	1,251.7
Property, plant and equipment, net	120.8	138.3
Lease right-of-use assets	136.7	158.3
Goodwill and other indefinite-lived intangibles	825.0	1,039.2
Other noncurrent assets	137.6	166.2
Total assets	$2,267.3	$2,753.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$454.1	$282.3
Lease liabilities	33.7	34.9
Current maturities of long-term debt	10.0	12.5
Borrowings under revolving credit agreements	—	790.0
Total current liabilities	497.8	1,119.7
Long-term debt	710.4	423.6
Lease liabilities, noncurrent	122.8	145.0
Other noncurrent liabilities	311.2	329.5
Stockholders' equity	625.1	735.9
Total liabilities and stockholders' equity	$2,267.3	$2,753.7

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Quarter Ended
	April 3, 2021	March 28, 2020
OPERATING ACTIVITIES:
Net earnings	$38.4	$12.8
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	7.2	7.8
Deferred income taxes	1.0	(12.6)
Stock-based compensation expense	10.0	2.7
Pension and SERP expense	3.5	2.1
Environmental and other related costs, net of cash payments and recoveries received	(0.2)	49.6
Other	0.6	5.8
Changes in operating assets and liabilities	(34.2)	(144.8)
Net cash provided by (used in) operating activities	26.3	(76.6)

INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	—	(5.5)
Additions to property, plant and equipment	(2.2)	(3.6)
Other	(0.5)	(0.2)
Net cash used in investing activities	(2.7)	(9.3)

FINANCING ACTIVITIES:
Payments under revolving credit agreements	—	(108.0)
Borrowings under revolving credit agreements	—	538.0
Payments on long-term debt	(2.5)	(2.5)
Cash dividends paid	(8.5)	(9.0)
Purchase of common stock for treasury	—	(21.0)
Employee taxes paid under stock-based compensation plans	(9.2)	(19.7)
Proceeds from the exercise of stock options	10.5	1.5
Contributions from noncontrolling interests	4.8	—
Net cash provided by (used in) financing activities	(4.9)	379.3

Effect of foreign exchange rate changes	(1.3)	(1.4)
Increase in cash and cash equivalents	17.4	292.0

Cash and cash equivalents at beginning of the year	347.4	180.6
Cash and cash equivalents at end of the quarter	$364.8	$472.6

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q1 2021 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2021-Q1	Foreign Exchange Impact	Constant Currency Basis 2021-Q1	GAAP Basis 2020-Q1	Constant Currency Growth	Reported Growth
REVENUE
Wolverine Michigan Group	$297.7	$(4.7)	$293.0	$247.8	18.2%	20.1%
Wolverine Boston Group	200.9	(3.9)	197.0	182.1	8.2	10.3
Other	12.1	—	12.1	9.4	28.7	28.7
Total	$510.7	$(8.6)	$502.1	$439.3	14.3%	16.3%

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Gross Profit - Fiscal 2021 Q1	$222.3	$4.0	$226.3

Gross margin	43.5%		44.3%

Gross Profit - Fiscal 2020 Q1	$181.8	$—	$181.8

Gross margin	41.4%		41.4%
(1)Q1 2021 adjustments reflect $4.0 million of air freight charges related to production and shipping delays caused by the COVID-19 pandemic.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2021 Q1	$58.1	$(6.2)	$51.9

Operating margin	11.4%		10.2%

Operating Profit - Fiscal 2020 Q1	$16.9	$13.4	$30.3

Operating margin	3.8%		6.9%
(1)Q1 2021 adjustments reflect $4.0 million of air freight charges related to production and shipping delays caused by the COVID-19 pandemic and $(10.2) million of environmental and other related costs net of recoveries. Q1 2020 adjustments reflect $8.8 million of environmental and other related costs, and $4.6 million of costs related to the COVID-19 pandemic and other reorganization costs.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	As Adjusted

Selling, general and administrative expenses - Fiscal 2021 Q1	$164.2	$10.2	$174.4

Selling, general and administrative expenses - Fiscal 2020 Q1	$164.9	$(13.4)	$151.5
(1)Q1 2021 adjustments reflect $(10.2) million of environmental and other related costs net of recoveries. Q1 2020 adjustments reflect $8.8 million of environmental and other related costs, and $4.6 million of costs related to the COVID-19 pandemic and other reorganization costs.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2021 Q1	$0.45	$(0.05)	$0.40	$—	$0.40

EPS - Fiscal 2020 Q1	$0.16	$0.12	$0.28
(1)Q1 2021 adjustments reflect air freight charges related to production and shipping delays caused by the COVID-19 pandemic and environmental and other related costs net of recoveries. Q1 2020 adjustments reflect environmental and other related costs, costs related to the COVID-19 pandemic, including reorganization and credit loss expenses.

2021 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF REPORTED DILUTED EPS GUIDANCE TO ADJUSTED
DILUTED EPS GUIDANCE AND SUPPLEMENTAL INFORMATION*
(Unaudited)
(In millions, except earnings per share)

	GAAP Basis	Adjustments (1)	As Adjusted

EPS - Fiscal 2021	$ 1.70 - $1.85	$0.25	$ 1.95 - $2.10

Supplemental information:

Net Earnings - Fiscal 2021	$145 - $158	$21.0	$166 - $179

Net Earnings used to calculate diluted earnings per share	$142 - $155	$21.0	$163 - $176

Shares used to calculate diluted earnings per share	83.7		83.7
(1)2021 adjustments reflect estimated environmental and other related costs net of recoveries and certain other costs including air freight charges related to production and shipping delays caused by the COVID-19 pandemic.

*To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if, environmental and other related costs net of recoveries, costs related to the COVID-19 pandemic including air freight costs, credit loss expenses, severance expenses, and other related costs and reorganization expenses were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.